UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2008

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	333-142875	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 29, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Genpact Limited (the “Company”) reviewed and set 2008 base salaries for the Company’s named executive officers. In reviewing base salaries, the Committee considered tenure in position, scope of responsibilities, performance, retention and other factors.

The Committee approved an increase in the base salary for Pramod Bhasin, the president and chief executive officer, from $656,000 to $750,000, effective July 1, 2008.  The Committee also approved the following increases for the other named executive officers: the base salary for Vivek N. Gour, the chief financial officer was increased from $314,856 to $340,100, effective October 1, 2008(1); the base salary for N.V. Tyagarajan, the executive vice president, business development, was increased from $359,700 to $450,000, effective December 1, 2008; the base salary for Patrick Cogny, Chief Executive Officer, Genpact Europe, was increased from $366,701 to $386,100, effective December 1, 2008(2); and the base salary for Maekawa Mitsuru, Chief Executive Officer, Genpact China, was increased from $349,511 to $370,500, effective September 1, 2008(3).   The base salaries for these five named executive officers were approved by the Committee but are not otherwise set forth in a written agreement between the Company and the executives.

On February 29, 2008, the Committee also approved the following 2007 bonus payments to the Company’s named executive officers:  the 2007 bonus payment for Pramod Bhasin, the president and chief executive officer, will be $1,250,000; the 2007 bonus payment for Vivek Gour, the Chief Financial Officer, will be $141,000 (including a one-time IPO related bonus of $50,000); the 2007 bonus payment for N.V. Tyagarajan, the executive vice president, business development, will be $675,000; the 2007 bonus payment for Patrick Cogny, Chief Executive Officer, Genpact Europe, will be $121,000; and the 2007 bonus payment for Maekawa Mitsuru, Chief Executive Officer, Genpact China, will be $87,000.   All cash bonus amounts approved will be paid on or prior to March 31, 2008.

(1) Mr. Gour’s base salary and bonus are paid in Indian rupees.  The exchange rate of US$1/ 0.02538 INR was used to calculate the base salary and bonus amounts referenced above.

(2) Mr. Cogny’s base salary and bonus are paid in Euros.  The exchange rate of US$1/ 1.45050 Euro was used to calculate the base salary and bonus amounts referenced above.

(3) Mr. Mitsuru’s base salary and bonus are paid in Japanese Yen.  The exchange rate of US$1/ 0.00886 JPY was used to calculate the base salary and bonus amounts referenced above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: February 29, 2008	By:	/s/ Victor Guaglianone
	Name:	Victor Guaglianone
	Title:	Senior Vice President
and General Counsel